Exhibit 5.1

                      [LETTERHEAD OF LOWENSTEIN SANDLER PC]
                                Attorneys at Law

February 5, 2004

Arotech Corporation
632 Broadway, Suite 1200
New York, New York 10012

Dear Sirs:

In connection with your filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering an aggregate of 17,940,350 shares of common stock (the "Shares"), par value $0.01 per share (the "Common Stock"), of Arotech Corporation, a Delaware corporation, comprised of (i) 175,0000 shares of Common Stock that are issued and outstanding (the "Outstanding Shares"), (ii) 4,137,932 shares of Common Stock that are issuable upon the conversion of currently outstanding debentures (the "Debentures"), and (iii) 13,627,418 shares of Common Stock that are issuable upon exercise of currently outstanding warrants (the "Warrants"), we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, it is our opinion that (i) the Shares have been duly and validly authorized, (ii) the Outstanding Shares have been duly and validly issued and are fully paid and nonassessable, and (iii) the Shares issuable upon conversion of the Debentures and exercise of the Warrants will be, when sold, paid for and issued as contemplated by the terms of the Debentures and the Warrants (as the case may be), duly and validly issued and fully paid and nonassessable.

This opinion is limited to the provisions of the Delaware General Corporation
Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the prospectus which is part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/s/ Lowenstein Sandler PC
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LOWENSTEIN SANDLER PC